 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2012 (September 15, 2011)

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11177	04-3128178
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Network Drive, Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 993-2300

           Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Explanatory Note

Palomar Medical Technologies, Inc., a Delaware corporation (the “Company”) is filing this Amendment on Form 8-K/A (this “Amendment”) to amend the Current Report on Form 8-K (the “Original Form 8-K”) originally filed with the Securities and Exchange Commission on September 21, 2011 (the “Original Filing Date”).  The sole purpose of this Amendment is to file a revised version of Exhibit 10.1 in order to disclose certain information for which confidential treatment had been initially requested and is no longer being sought by the Company.  Exhibit 10.1 hereto supersedes in its entirety Exhibit 10.1 as previously filed with the Original Form 8-K.  This Amendment continues to speak as of the Original Filing Date, and the Company has not updated the disclosures contained therein to reflect any events that occurred subsequent to the Original Filing Date. Certain changes in this exhibit were made in response to comments the Company received from the United States Securities and Exchange Commission to the Company’s confidential treatment request.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K/A, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.
Date: January 4, 2012	/s/ Joseph P. Caruso Joseph P. Caruso Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1*†	Settlement Agreement, dated September 15, 2011, between Palomar Medical Technologies, Inc., The General Hospital Corporation, Syneron, Inc., Syneron Medical Ltd. and Candela Corporation
99.1**	Press Release issued by Palomar Medical Technologies, Inc. and Syneron Medical Ltd. on September 16, 2011

*	Filed herewith.
**	Previously filed as an exhibit to the original Current Report on Form 8-K filed on September 21, 2011.
†	Confidential treatment requested as to portions of the exhibits, which portions are omitted and filed separately with the Securities and Exchange Commission.